UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, Pacific Mercantile Bancorp, a California corporation (the “Company”), sold a total of 126,550 shares of its Series A Convertible 10% Cumulative Preferred Stock (the “Series A Shares”), at a price of $100.00 per Share, in a private placement, completed in August 2010, to a limited number of accredited investors in reliance on Regulation D under, and Section 4(2) of, the Securities Act of 1933 (the “Securities Act”). By their express terms, the Series A Shares were convertible, at the option of the holders thereof, into a total of 1,654,008 shares of the Company’s common stock at a conversion price of $7.65 per common share. In addition, the Series A Shares were to have become mandatorily convertible, at that same conversion price, into that same number of shares of common stock on November 27, 2011, on the condition that the Company shall have paid in cash, to the holders of the Series A Shares, all unpaid dividends accrued on the Series A Shares to that date. If the Company was unable, due to legal or regulatory restrictions, to pay such dividends in cash on November 27, 2011, the Series A Shares would have remained outstanding and continued to accrue dividends, at a rate of 10% per annum, until the earlier of (i) voluntary conversion of the Series A Shares by their holders into common stock or (ii) the date on which the Company became able to pay and did pay the unpaid dividends accrued on those Series A Shares.

Effective July 1, 2011, the holders of a total of 115,550 of the outstanding Series A Shares voluntarily and individually (i) accepted and the Company issued an aggregate of 328,100 shares of its common stock (the “Dividend Shares”), as payment in full of the unpaid dividends, totaling $1,624,107, which had accrued on those Series A Shares and (ii) converted their respective Series A Shares into a total of 1,510,238 shares of the Company’s common stock. The holders of a total of 11,000 Series A Shares did not convert their Series A Shares into common stock and those Series A Shares remain outstanding and continue to accrue dividends.

The Company offered and issued the Dividend Shares to the holders of the Series A Shares in reliance on the exemption from registration afforded by Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act. Offers of the Dividend Shares were made personally to the holders of the Series A Shares, all of whom are accredited investors (as defined in Regulation D) and purchased their Series A Shares in the Company’s private placement of those Series A Shares that commenced in November 2009 and was completed in August 2010, also in reliance on Regulation D and Section 4(2) of the Securities Act. In addition, the Dividend Shares constitute restricted securities and may not be offered or resold or otherwise transferred by any of the holders thereof absent registration under the Securities Act or an exemption therefrom and the certificates evidencing the Dividend Shares will bear a legend to that effect.

The issuance of the 1,510,238 shares of common stock on conversion of the 115,550 Series A Shares was exempt from the registration requirements of the Securities Act pursuant to Section 2(a)(3) and Section 3(a)(9) thereof.

This disclosures contained in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: July 8, 2011	By:	/s/ NANCY A GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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